UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 31, 2018
U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16941 Keegan Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (424) 702-1455

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Board Candidate Agreement
On May 31, 2018, U.S. Auto Parts Network, Inc. (the “Company”) entered into a Board Candidate Agreement (the “Agreement”) with Mehran Nia (“Mr. Nia”) and the Nia Living Trust Established September 2, 2004 (the “Nia Trust” and together with Mr. Nia, “Nia”).
Under the Agreement, the Company has appointed Mr. Nia to the Company’s Board of Directors (the “Board”) as a Class I Director, effective May 31, 2018 and has agreed to appoint a second director to the Board as a Class II Director (the “Second Director”) at such later date as mutually agreed by the Company and Nia. The Second Director shall be mutually agreeable to the Company and Nia and shall be considered “independent” as defined under the listing standards of the Nasdaq Stock Market. The Company has agreed that the Board would expand the size of the Board to nine directors to appoint the Second Director.
If at any point in time Nia fails to beneficially own more than 5% of the Company’s outstanding voting capital stock or Nia breaches any provision of the Agreement (each, a “Termination Event”), Mr. Nia and/or the Second Director shall promptly resign from the Board upon request. In addition, in the event Mr. Nia or the Second Director, as the case may be, resigns or otherwise ceases to serve as a director, other than due to a Termination Event, prior to the expiration of the Voting Period (as defined below), the Company and Mr. Nia agree to work collaboratively to appoint a replacement candidate (a “Replacement Candidate”) through a process conducted, and based on criteria established, by the Nominating and Corporate Governance Committee of the Board.
Additionally, at each annual or special meeting of the Company’s stockholders, Nia has agreed to vote all shares of the Company’s capital stock beneficially owned by Nia (the “Nia Shares”) on each director nominee or other matter presented for a vote which has been recommended by the Board and has agreed not to provide assistance with any vote to be taken by the Company’s stockholders that has not been formally recommended by the Board (collectively, the “Obligations”). Pursuant to the Agreement, the Obligations begin on the date of the Agreement and shall end on the earliest to occur of (i) the date that the Company notifies Nia in writing that it does not intend to re-nominate Mr. Nia as a director at its 2019 Annual Meeting of Stockholders or such subsequent annual meeting at which Mr. Nia would be up for re-election; and (ii) the date on which Mr. Nia ceases to serve as a director unless Mr. Nia (a) ceases to serve as a director due to a Termination Event or (b) the Company and Mr. Nia are working to appoint a Replacement Candidate (such period, the “Voting Period”). In connection with the Obligations, Nia has also granted the Company an irrevocable proxy with respect to the Nia Shares during the Voting Period. The terms of the Voting Agreement also contain a mutual nondisparagement provision.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1.
Letter Agreement
On May 31, 2018, the Company entered into a Letter Agreement (the “Letter”) with Mina Khazani (“Ms. Khazani”) and the Mina Khazani Living Trust Date May 30, 2007 (the “Khazani Trust” and together with Ms. Khazani, “Khazani”). Under the Letter, Khazani has agreed that during the Voting Period set forth in the Board Candidate Agreement described above, at each annual or special meeting of the Company’s stockholders, Khazani has agreed to vote all shares of the Company’s capital stock beneficially owned by Khazani (the “Khazani Shares”) on each director nominee or other matter presented for a vote which has been recommended by the Board. In connection with the foregoing obligation, Khazani has also granted the Company an irrevocable proxy with respect to the Khazani Shares during the Voting Period.
The foregoing description of the Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter attached hereto as Exhibit 10.2.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On May 31, 2018, the Board appointed Mehran Nia to serve as a Class I director of the Company, effective immediately. The appointment of Mr. Nia brings the Company’s total number of directors to eight and fills an open vacancy on the Board. The nomination and subsequent appointment of Mr. Nia as a director was made pursuant to the terms of the Board Candidate Agreement described above.

Mr. Nia, 52, is one of our co-founders and previously served as our Chief Executive Officer and President and a director from 1995 until 2007 where he helped lead the growth and transformation of our company from a regional wholesaler of collision auto parts into an e-commerce retailer by the year 2000 and a wholesaler with a diversified base of auto products.  Mr. Nia holds a B.A. degree in biology from San Diego State University.  Mr. Nia also serves on the Board of Directors of Mylife.com, an e-commerce company with the mission of helping people find and connect with others and manage the information they choose to share with the world.  We believe that Mr. Nia’s prior service as a co-founder and Chief Executive Officer of the company, combined with his prior industry experience, provide invaluable insight to our company and qualify him to serve as a director.
Mr. Nia will enter into the Company’s standard form of indemnification agreement. The Company is not aware of any transaction involving Mr. Nia requiring disclosure under Item 404(a) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Board Candidate Agreement dated May 31, 2018 by and among U.S. Auto Parts Network, Inc., Mehran Nia, and the Nia Living Trust Established September 2, 2004
10.2	Letter Agreement, dated May 31, 2018, by and U.S. Auto Parts Network, Inc., Mina Khazani, and the Mina Khazani Living Trust, Dated May 30, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2018	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ Neil T. Watanabe
Neil T. Watanabe
Chief Financial Officer